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U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado  80111
303 793-6500

NEWS RELEASE


Release Date:     June 19, 1995

Contact:          Lois Leach, 303-793-6355
                  Dave Banks, 303-896-2721
                  Robin Baca, 303-784-2454

               U S WEST ANNOUNCES KEY EXECUTIVE CHANGES

          --Trujillo to head U S WEST Communications Group
          --Ames to head U S WEST International
          --Callahan to retire in 1996

ENGLEWOOD, Colo.--U S WEST (NYSE:USW) Richard McCormick, Chairman and CEO of U S WEST, Inc., announced today a major leadership change as part of his continuing strategy to reposition and strengthen the company.

Sol Trujillo, 43, president and CEO of U S WEST Marketing
Resources Group, has been named president and CEO of U S WEST
Communications Group, effective July 1.

Gary Ames, 50, president and CEO of U S WEST Communications Group, has been named president and CEO of U S WEST International, effective July 1.

Dick Callahan, 53, president and CEO of U S WEST International, has announced his intention to retire in May of 1996. He will assist Ames in the transition to his new role, and continue to develop new international business opportunities for the company until his retirement.

The appointments have been approved by the U S WEST Board of Directors.

                             -more-

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Trujillo's successor at U S WEST Marketing Resources Group will be named at a later date. In the interim, Roger Christensen, vice president Group Operations and Strategy for the U S WEST Media
Group, will lead the Marketing Resources Group.

In describing these moves, McCormick said, "Our plans have called for the movement of key senior executives to broaden their experiences, bring fresh ideas to different parts of the business, and to build linkages across the company. Callahan's decision to retire creates the opportunity to execute our previously conceived plan to develop additional leadership strength across our business."

Prior to his current position, Trujillo was vice president and general manager of the Small Business market unit for U S WEST Communications and vice president-Colorado. He joined Mountain Bell in Wyoming in 1974. He has an MBA from the University of Wyoming.

"Sol brings a unique background to his new position," McCormick said. "In addition to his substantial experience at U S WEST Communications, he has been an active leader in our emerging media businesses, through our directory, database marketing and interactive multimedia services businesses. This combination gives him a unique perspective on how we can capitalize on the opportunities that lie ahead. His strong track record of performance ensures that U S WEST Communications will continue on its path to deliver increasing levels of performance, while we position it for future success," he added.

"I'm delighted to be returning to the company at which I've spent most of my career," said Trujillo. "I plan to spend time listening to our customers over the next few months, at the same time continuing the important initiatives already underway. The views of all of our stakeholders are important as we move ahead, with customers defining our future. I see great things ahead for U S WEST Communications.

Ames has been in his current position since 1990. Prior to that he was president of Mountain Bell and treasurer of U S WEST, Inc. He began his telecommunications career with Pacific Northwest Bell in 1967. Ames is a graduate or Portland State University and attended the University of Vienna.
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"I'm very excited about this challenge," Ames said.  "I'm looking forward to the opportunity to transfer my many years of operational and financial experience in the U.S. communications marketplace to the rapidly growing International environment. The importance of this side of our business can be seen by last year's 64% growth in customers and 97% increase in revenues."

Callahan began his telecommunications career as a telephone lineman and moved through a series of jobs in operations, marketing and regulatory affairs. He headed U S WEST's cellular organization, U S WEST NewVector Communications, and later U S WEST's Diversified Group of businesses. He was named to his current position in 1991.

U S WEST is in the connections business, helping customers share information, entertainment and communications services in local markets worldwide.

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